Exhibit 10.43

PRINCIPLE BUSINESS COOPERATION AGREEMENT

This Principle Business Cooperation Agreement is made as of the 29th day of August 2006 (“The Effective Date”), by and between Cavico Vietnam Joint Stock Company, a Socialist

Republic of Vietnam corporation with principal address at 6th Floor, Song Da Building, 16 Pham Hung Street, My Dinh - Tu Liem,  Ha Noi, Vietnam, (hereinafter known as “CAVICO”) and

Providential Holdings, Inc., a Nevada corporation with principal business address at 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647, (hereinafter known as “PHI”).

RECITALS

WHEREAS, CAVICO is a business conglomerate engaged in various business activities including but not limited to infrastructure, construction, energy, mining, information technology,

and real estate development.

WHEREAS, PHI is a fully reporting publicly-traded company in the US and Germany engaged in various business activities including but not limited to merger and acquisition consulting and advisory services, investment banking, independent energy, education, telecommunications, and investments in special situations;

WHEREAS, CAVICO and PHI desire to cooperate with each other with respect to funding, building, owning, and operating certain businesses from time to time as deems appropriate;

CAVICO and PHI hereby agree as follows:

1.    Purpose of cooperation. CAVICO and PHI shall cooperate in funding, building, owning, and operating certain businesses in Vietnam and other regions of the world as deems appropriate and share in the benefits of these business operations.

2.    Contemplated Transactions.  Both parties agree to initially cooperate in the following projects:

2.a           Hydropower business:  CAVICO and PHI shall cooperate to form a joint-venture company, namely CAVICO PHI HYDROPOWER JOINT STOCK COMPANY (“CPHC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate any possible hydropower projects allowed by the government of Vietnam, such as Dak My 2, Song Bung 4, and/or other hydropower plants in Vietnam and/or elsewhere. It is anticipated that CAVICO and its affiliates will contribute a maximum of

70% of the equity investment towards CPHC and retain a maximum of 70% of ownership in CPHC and PHI will contribute a minimum of 30% of the equity investment towards CPHC and retain a minimum of 30% of ownership in CPHC, respectively;

2.b          Cement business. CAVICO and PHI shall cooperate to form a joint-venture company, namely CAVICO PHI CEMENT JOINT STOCK COMPANY (“CPCC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate a cement plant in Phu Ly, Ha Nam province. It is anticipated that CAVICO and its affiliates will contribute a  maximum of 70% of the equity investment towards CPCC and retain a maximum of 70% of ownership in CPCC and PHI will contribute a minimum of 30% of the equity investment towards CPCC and retain a minimum of 30% of ownership in CPCC, respectively;

2.c         Mining business. CAVICO and PHI shall cooperate to form a joint-venture company, namely CAVICO PHI MINING CORPORATION “CPMC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate one or more mines in Vietnam and Australia. It is anticipated that CAVICO and its affiliates will contribute a maximum of 70% of the equity investment towards CPMC and retain a maximum of 70% of ownership in CPMC and PHI will contribute a minimum of 30% of the equity investment towards CPMC and retain a minimum of 30% of ownership in CPMC, respectively;

2.d        Other business opportunities. CAVICO and PHI shall cooperate in other business opportunities as deems appropriate. The required funding contributions and future benefits pertaining to each of these businesses will be mutually determined by both parties at the appropriate time.

2.e        Detailed Agreements.  CAVICO and PHI shall enter into a separate agreement detailing the terms and conditions agreeable to both parties pertaining to each of the projects mentioned herein.

3.    Contributions.  The parties agree to utilize their areas of expertise, including but not limited to knowledge, background experience, resources, and contact networks, to contribute to each potential transaction opportunity for the purpose of consummating such a transaction opportunity and generating benefits for both parties.

4.    Covenant of Good Faith.  The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by either party to the other will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith in fact in all dealings with the other party and its affiliates and contacts.

5.    Notices.  Except where otherwise expressly provided in this Agreement or by law, all notices, demands, etc. under this Agreement shall be in writing and deemed to have been properly given when (i) personally delivered to an officer or authorized representative of the party at any location, (ii) personally delivered to any employee of the party at the address for such party stated in the introductory paragraph with the envelope addressed to the attention of an officer or authorized representative of such party or (iii) mailed by certified mail, delivered by an internationally recognized overnight express courier, postage or delivery fees prepaid, or faxed to the attention of an officer or authorized representative of the party at the address or fax number for such party set forth in the introductory paragraph to this Agreement. Any such notice shall be deemed given at the time of personal delivery, upon the date of delivery or attempted delivery by certified mail or overnight express courier as indicated by the delivery receipt or upon machine confirmation of transmission of notice by fax.  The address, fax number or authorized representative(s) of a party may be changed in accordance with the notice provisions of this section.

6.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.  A faxed or emailed signature shall be acceptable as an original legal signature.

7.    Indemnification.  Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence.  All remedies provided by law or in equity shall be cumulative and not in the alternative.

8.     Authorization.  CAVICO’s and PHI’s signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

9.    No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of CAVICO or PHI or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which CAVICO and PHI are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

10.    Consents.  No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

11.     Other Business Opportunities.  Except as expressly provided in this Agreement, CAVICO and PHI  shall have the right to independently engage in and receive full benefits from other business activities.

12.     Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except by operation of law.

13.    Entire Agreement.  This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee, representative or employer of any party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

/s/ Ha Quang Bui

Date: August 29, 2006

Ha Quang Bui

Chairman and CEO, Cavico VN JSC

/s/ Henry D Fahman

Date: August 29, 2006

Henry D. Fahman

Chairman and CEO, Providential Holdings, Inc.